                                                                    Exhibit 5.1







                                April 29, 1997




Antex Biologics Inc.
300 Professional Drive
Gaithersburg, MD 20879

Gentlemen:

            This opinion is being furnished to you in connection with a Registration Statement on Form SB-2 being filed on or about the date hereof by Antex Biologics Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, registering for resale 71,430 shares of the Company's common stock, par value $.01 per share (the "Shares"). The Shares were issued by the Company upon the exercise of certain additional Class B Warrants that were issued by the Company as the result of an inadvertent over-issuance in connection with a private placement of securities completed in April 1995, as more particularly described in the Registration Statement.

            For purposes of this opinion, we have examined copies of the Registration Statement and the exhibits thereto. We also have examined and relied upon a copy of the Company's Certificate of Incorporation, certified by the Secretary of State of the State of Delaware, and copies of the Company's Bylaws and certain resolutions adopted by the Board of Directors of the Company, certified by the Secretary of the Company. In addition, we have examined such other documents and made such other investigations as we have deemed necessary to form a basis for the opinions hereinafter expressed.

            In examining the foregoing documents, we have assumed the authenticity of documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons, the conformity to original documents of documents submitted to us as copies, and the accuracy of the representations and statements included therein.

            Based on the foregoing, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus that forms a part thereof under the heading "Legal Matters."

                                             Very truly yours,


                                             /s/ Covington & Burling

                                             Covington & Burling